Exhibit 10.17.3

THIRD AMENDMENT TO THE NCR MID-CAREER HIRE SUPPLEMENTAL

PENSION PLAN

AMENDMENT TO THE NCR MID-CAREER HIRE SUPPLEMENTAL PENSION PLAN (the “Plan”) as restated and in effect January 1, 1997 by NCR Corporation (“NCR”).

WHEREAS, the Plan was amended and restated effective January 1, 1997, and amended by a First Amendment (incorrectly identified in its heading as the “Third Amendment”) that closed the Plan to new participants as of June 1, 2002 and a Second Amendment effective January 1, 2006; and

WHEREAS, NCR desires to amend the Plan to cease accruals as of December 31, 2006 and to make other technical corrections;

NOW, THEREFORE, NCR does hereby amend the Plan, effective December 31, 2006, as follows:

1.	The new sentence at the end of Section 2.2 Participation of ARTICLE II that was added by the Second Amendment contained a clerical error, and is hereby replaced by the following, as of the original effective date of the Second Amendment, January 1, 2006:

“Notwithstanding the above, effective January 1, 2006, individuals who are eligible to participate in the Plan on December 31, 2005, shall continue to be eligible to participate in the Plan, regardless of any subsequent changes in their band or grade level, and shall be entitled to a benefit from this Plan if they terminate from the Company with five or more years of service, regardless of band or grade level.”

2.	Section 3.1 Benefit is hereby amended in its entirety to read as follows:

“Each Participant shall be entitled to a benefit under this Plan expressed as a single life annuity with a monthly payment equal to 1/12th of the Participant’s number of Pension Credit Years multiplied by 1% of the Participant’s Modified Average Pay. The benefit shall be reduced for early retirement using the early retirement tables in the NCR Pension Plan. Effective December 31, 2006, no additional benefits shall accrue under the Plan and the calculation of benefits accrued as of December 31, 2006 shall be based on service and compensation as of such date.”

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 18th day of December, 2006.

FOR NCR CORPORATION

By:	/s/ Bridie Fanning
Bridie Fanning
Senior Vice President, Human Resources